UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska 68154
(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 333-1900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

      Amendment No. 1 To Barron Partners, LP Stock Purchase Agreement

On September 30, 2004, Findex.com, Inc. (“Findex,” the “Company”) entered into an amendment with Barron Partners, LP of that certain Stock Purchase Agreement originally entered into on July 19, 2004, pursuant to which we agreed to (i) issue and sell 21,875,000 restricted shares of our common stock to Barron Partners, LP at a price of $0.08 per share, and (ii) subject to our increasing the number of our authorized common shares as required, issue and deliver two common stock purchase warrants to Barron Partners, LP, each one for 10,937,500 shares, and each in a form annexed as an exhibit to the Stock Purchase Agreement. As of the date hereof, Barron Partners, LP owns 47.39% of our outstanding common stock and, subject to the restrictions contained in Article VII, subsection B of our Articles of Incorporation, controls the vote associated with such shares.

Pursuant to the amendment, the following changes were made to the original Stock Purchase Agreement:

(1)	The call option provisions benefiting Findex as contained in Section 6 of each original Exhibit A and Exhibit B were removed; and

(2)	The provisions benefiting the warrant holder which, upon certain triggering events, would cause a reduction in the exercise price of the warrants as contained in Section 7 “d” through “f” of each original Exhibit A and Exhibit B were removed.

The call option provision which has been removed would have allowed us, after a period of approximately six months, but only to the extent that certain conditions were met, including one that required that the closing market price per share of our common stock remain at $0.50 or higher over a sustained period, to either (i) force exercise of the warrants, or, if not exercised, (ii) cancel the warrants. Having been removed, we no longer have the benefit of this call option.

The repricing provisions which have been removed would have caused the exercise price of the warrants, originally set at $0.18 and $0.60 respectively, to be adjusted downward upon the occurrence of any of the following events:

•	We fail to achieve 2004 earnings per share of at least $.036;

•	We sell, grant or issue any shares, options, warrants, or convertible securities below $.18 and $.60 respectively; or

•	We fail to show at least $1,100,000 in extraordinary profits attributable to debt retirement at discounts for the quarters ending June 30, 2004 and September 30, 2004.

Having been removed, the pricing on the warrants is no longer subject to such downward adjustment.

      Waiver of Deadline To File Registration Statement

In a related matter, and pursuant to an instrument executed October 4, 2004 but dated as of September 16, 2004, our contractual obligation under the Registration Rights Agreement between Findex and Barron Partners, LP dated July 19, 2004 to file a registration statement covering the shares issued in the sale to Barron Partners, LP by September 17, 2004 in order to avoid the imposition of financial penalties was waived, provided such a registration statement is filed no later than November 12, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

    (c) Exhibits

10.1	Stock Purchase Agreement between Findex.com, Inc. and Barron Partners, LP, dated July 19, 2004, incorporated by reference to Exhibit 10.10 on Form 8-K filed July 28, 2004.

10.2	Registration Rights Agreement between Findex.com, Inc. and Barron Partners, LP, dated July 26, 2004, incorporated by reference to Exhibit 10.20 on Form 8-K filed July 28, 2004.

10.3	Amendment No. 1 to Stock Purchase Agreement between Findex.com, Inc. and Barron Partners, LP, dated September 30 2004. FILED HEREWITH.

10.4	Waiver Certificate by Barron Partners, LP dated as of September 16, 2004. FILED HEREWITH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2004

FINDEX.COM, INC. By: /s/ Steven Malone Name: Steven Malone Title: President & Chief Executive Officer